Exhibit 23.4

June 21, 2022

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Coterra Energy Inc. to be filed with the Securities and Exchange Commission on or about June 21, 2022 (the “Registration Statement”) of our report dated January 31, 2022, included in or made a part of the Annual Report on Form 10-K for the year ended December 31, 2021 of Coterra Energy Inc.

Very truly yours,

MILLER AND LENTS, LTD.

Texas Registered Engineering Firm No. F-1442

By:	/s/ Jennifer A. Godbold
Jennifer A. Godbold, P.E.
Senior Vice President